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                                                                   Exhibit 10.10
                                                                   -------------

                                 PROMISSORY NOTE
                                 ---------------

$200,000.00                                                        June 15, 2001

     FOR VALUED RECEIVED, the undersigned Primal Solutions, Inc., a Delaware corporation ("Maker") promises to pay to Spieker Properties, L.P., a California limited partnership or order ("Payee") on April 30, 2007 ("Maturity Date"), the principal sum of Two Hundred Thousand Dollars and no/100, together with interest at the rate of 9% per year, compounded monthly, for a total amount of $337,430.11 due and payable at maturity, and representing $200,000.00 in principal and $137,430.11 in interest.

                                  Acceleration

     Payee may accelerate the due date of this Note and demand immediate payment whenever Payee believes in good faith that the prospect of payment is material impaired.

                                 Attorney's Fees

     Maker agree that if any legal action is necessary to enforce or collect this Note for nonpayment at maturity, the prevailing party will be entitled to reasonable attorneys' fees in addition to any relief to which that party may be entitled.

                                     Waiver

     Maker waives trial by jury in any litigation arising out of or relating to this Note in which Payee or a holder of this Note is an adverse party and further waives the right to interpose any defense, set-off, or counterclaim of any nature or description, which rights are expressly waived except as provided by law.

                                  Governing Law

     This Note will be governed by the laws of the State of California, including the Uniform Commercial Code in force in the State of California.

                                   Prepayment

     This Note may be prepaid by the Maker at any time, in whole or in part, and without premium or penalty or notice. All such payments shall be applied first to accrued but unpaid interest and the remainder to principal.

     Upon payment in full of all principal and interest payable under this Note, this Note shall be surrendered to the Maker for cancellation.

"MAKER"
Primal Solutions, Inc.


By: /s/ William Salway
  --------------------
        William Salway

Title:   Chief Executive Officer


By: /s/ Joseph R. Simrell
  -----------------------
        Jos Simrell

Title: Chief Financial Officer